Sonic Foundry, Inc.

Annual Report on Form 10-K

For the Year Ended September 30, 2013

EXHIBIT 21

LIST OF SUBSIDIARIES

Sonic Foundry Media Systems, Inc. – Incorporated in the State of Maryland